Exhibit 10.2
ENTERPRISE BANCORP, INC.
2009 STOCK INCENTIVE PLAN
As amended on June 16, 2015
SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of this plan is the Enterprise Bancorp, Inc. 2009 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Enterprise Bancorp, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” means the compensation committee of the Board, which is comprised of not less than three Non-Employee Directors, each of whom qualifies as an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act; provided, however, that if and to the extent that the Board at any time assumes the powers and responsibilities of the Administrator under the Plan, then all references to the “Administrator” in the Plan shall refer to the Board under such circumstances.
“Award” or “Awards” means, except where referring to a particular category of grant under the Plan, any and all of the following: Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, RSUs and SARs.
“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Change in Control” means the occurrence of either (i) a change in control of the Company that the Company would be required to report in response to Item 5.01 of a Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act or, if such reporting obligation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission or any successor agency pursuant to the Exchange Act or any successor statute that are intended to serve similar purposes, or (ii) a person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becoming a beneficial owner (as that term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company, and in either such case the Board has not consented to the occurrence of such event by a two-thirds vote of all of its members (unless there is an Interested Stockholder, as that term is defined in the Company’s articles of organization, as amended, in which case the affirmative vote of two-thirds of the Continuing Directors, as that term is defined in the Company’s articles of organization, as amended, shall also be required). In addition to the foregoing, a Change in Control shall be deemed to have occurred if as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale or other disposition of assets or any contested election of directors of the Company or any combination of the foregoing transactions, the persons who were directors of the Company before such transaction or related series of transactions shall cease to constitute a majority of the Board or of the board of directors of any successor entity.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute, and related rules, regulations and interpretations.
“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.
“Disability” means a condition of total incapacity, mental or physical, for further performance of duty with the Company and/or any Subsidiary, which the Administrator shall have determined, on the basis of competent medical evidence, is likely to be permanent.
“Effective Date” means the date on which the Plan is approved by the Board as set forth in Section 15.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the closing price of the Stock as reported on the Nasdaq Global Market or another national securities exchange. If there is no trading in the Stock on such date, the determination shall be made by reference to the closing price of the Stock on the last date preceding such date on which the Stock was traded.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock, subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“RSU” means a restricted stock unit granted pursuant to Section 7.
“SAR” means a stock appreciation right granted pursuant to Section 7.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Stock” means the common stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent corporation or Subsidiary.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)    Administration of Plan. The Plan shall be administered by the Administrator.
(b)    Powers of Administrator. Subject to the penultimate sentence of this subsection (b), the Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i) to select the individuals to whom Awards may from time to time be granted;
(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, RSUs and SARs, or any combination of the foregoing, granted to any one or more grantees;
(iii) to determine the number of shares of Stock to be covered by any Award;
(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;
(v) subject to the terms of the Plan, to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi) to waive the forfeiture of, or extend the date upon which a forfeiture would be effective with respect to, all or any portion of any Award;
(vii) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and
(viii) at any time to adopt, alter or repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
Notwithstanding any other provision contained in the Plan to the contrary, the terms and conditions of each and every Award granted to the Company’s chairman, president, and chief executive officer, to all other executive officers of the Company or any Subsidiary, which shall include all officers who are subject to the provisions of Section 16 of the Exchange Act and any other additional officers as may be determined by the Board, and to any director of the Company, shall be approved by the Board. All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c)    Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the chief executive officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to persons other than the chairman, the president, and the chief executive officer of the Company, any other executive officer of the Company or any Subsidiary (as determined pursuant to the penultimate sentence of Section 2(b) above), and any director of the Company. Any such delegation by the Administrator shall include a limitation as to the amount or value of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of any applicable exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)    Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, which may include, without limitation, the term of an Award, the provisions applicable in the event employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
(e)    Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles of organization or bylaws, each as amended, or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)    Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan, subject to adjustment as provided in Section 3(c), shall be 875,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b)    Limitations on Size of Grants. The total number of shares of Stock with respect to which Options and Restricted Stock Awards and any RSUs and/or SARs that may by their terms be settled in whole or in part in shares of Stock may be granted under the Plan to any single person, whether an employee of the Company or otherwise, shall not exceed in the aggregate 120,000 (subject to adjustment pursuant to Section 3(c) below).
(c)    Changes in Capital Stock. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company are distributed with respect to such shares of Stock, the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the limitation set forth in Section 3(b) above), (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to such outstanding Stock Options) as to which such Stock Options remain exercisable; provided, however, that no adjustment shall be made hereunder with respect to any Incentive Stock Option that would constitute a modification as defined under Section 424 of the Code. Any adjustment by the Administrator hereunder shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares. No adjustment shall be made under the foregoing sentence in connection with any sale of shares of Stock at their full fair market value, paid in cash or in property, as determined by the Administrator. If the Administrator determines that events not specified above in this Section affect the Common Stock in a manner comparable to one or more of such events, the Administrator may, in its discretion, may make adjustments to any or all of the items specified in clauses (i)-(iv) above; provided, however, no adjustment shall be made if the increase or decrease in the number of issued shares of Stock does not amount to at least 5% of the number of such shares outstanding at any time during the calendar year under consideration. No adjustment under this paragraph may be made if it would result in an Award being subject to Section 409A or ceasing to be an Incentive Stock Option.

(d)    Change in Control or Liquidation. Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, in the case of and subject to the consummation of a Change in Control or a liquidation of the Company, all Options that are not exercisable immediately prior to the effective time of the Change in Control or liquidation shall become fully exercisable as of such effective time and all Restricted Stock Awards, RSUs and SARs shall become fully vested and nonforfeitable as of such effective time. Upon the effective time of a Change in Control or liquidation of the Company, the Plan and all outstanding Options granted hereunder shall terminate, unless, in the case of a Change in Control, provision is made in connection with the Change in Control in the sole discretion of the parties thereto for the assumption or continuation of all Options theretofore granted by the successor entity, or the substitution of such Options with new stock options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such prospective termination of outstanding Options, the Company shall have the option in its sole discretion to either (i) make or provide for a cash payment to the holders of such Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value on a per share basis as determined by the Administrator of the consideration payable or otherwise to be received by the Company’s shareholders in such Change in Control or liquidation multiplied by the number of shares of Stock subject to such Options (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of such value) and (B) the aggregate exercise price of all such Options or (ii) permit the holders of such Options, within a specified period of time prior to the consummation of the Change in Control or liquidation as determined by the Administrator, to exercise the Options.

(e)    Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Sections 3(a) and 3(b). In any individual event, the number of incentive stock options granted will be limited so that it does not exceed the total number of shares available for grant at that time.
(f)    Interpretation. Except as expressly provided to the contrary in this Section 3, the issuance by the Company of shares of capital stock of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of shares of Stock then subject to outstanding Options or Restricted Stock Awards.
SECTION 4.    ELIGIBILITY
Grantees under the Plan will be such full or part-time officers and other employees and Non-Employee Directors of the Company and its Subsidiaries, as well as other key persons (including consultants and prospective employees), as are selected from time to time by the Administrator in its sole discretion.
SECTION 5.    STOCK OPTIONS
(a)    Stock Option Grants. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions contained in this Section 5 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.
(b)    Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to Section 5(a) shall be determined by the Administrator at the time of grant, but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.
(c)    Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(d)    Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at the time of grant and set forth in the applicable Option Award Agreement. The Administrator may accelerate the exercisability of all or any portion of any Stock Option. A grantee of a Stock Option shall have the rights of a stockholder only as to shares acquired upon the exercise of the Stock Option and not as to any unexercised portion of the Stock Option.
(e)    Method of Exercise. Stock Options may be exercised in whole or in part by giving written notice of exercise to the Company or to such third-party service provider as may be designated by the Company for such purpose, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Agreement:
(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the optionee for at least six months; or
(iii) By the optionee delivering to the Company or its third-party designee a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the Company’s transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(f)    Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or of its parent corporation or any Subsidiary become exercisable for the first time by an optionee during any calendar year shall not exceed

$100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.    RESTRICTED STOCK AWARDS
(a)    Nature of Restricted Stock Awards. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing a Restricted Stock Award Agreement. The terms and conditions of each such Restricted Stock Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
(b)    Rights as a Stockholder. Upon execution of a Restricted Stock Award Agreement and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Agreement. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the Company’s transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 6(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c)    Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the applicable Restricted Stock Award Agreement. Except in the case of a Change in Control or liquidation of the Company or upon the death or Disability of the grantee, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from, or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of shares of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)    Vesting of Restricted Stock. The Administrator at the time of grant shall specify and include in the applicable Restricted Stock Award Agreement the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested”. Except to the extent otherwise provided in the Plan in the case of a Change in Control or liquidation of the Company or upon the death or Disability of the grantee, if a grantee terminates employment (or other service relationship) before the date, or attainment of the performance goals, objectives or other conditions, specified in the

Award Agreement, such grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 6(c) above. Upon a grantee’s death or disability the Administrator will accelerate the vesting of the Restricted Stock.
SECTION 7.    RESTRICTED STOCK UNITS AND STOCK APPRECIATION RIGHTS
The Administrator may grant RSUs and SARs in respect of such number of shares of Stock subject to the Plan as it shall determine in its sole discretion. The terms and conditions of any such RSUs or SARs shall be contained in an RSU Agreement or SAR Agreement as the case may be.
SECTION 8.    TRANSFERABILITY OF AWARDS
(a)    Transferability. Except as provided in Section 8(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)    Administrator Action. Notwithstanding Section 8(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships or limited liability companies in which such family members are the only partners or members, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable Award.
(c)    Family Member. For purposes of Section 8(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant or employee of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d)    Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
SECTION 9.    TAX WITHHOLDING
(a)    Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The

Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)    Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation (and not more than such amount) satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.
SECTION 10.    SECTION 409A AWARDS
To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.
SECTION 11.    TRANSFER, LEAVE OF ABSENCE, ETC.
For purposes of the Plan, the following events shall not be deemed a termination of employment: (i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 12.    AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, or to the extent determined by the Administrator to be required to ensure the availability to the Plan of the protections of Section 16(b) of the Exchange Act or for any other reason under applicable law, Plan amendments shall be subject to the approval of the Company’s stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 12 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 13.    STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 14.    GENERAL PROVISIONS
(a)    No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)    Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, and the rules, regulations and requirements of any stock exchange on which the Stock is listed or traded. The Administrator may place legends on any stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, rules, regulations or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)    Stockholder Rights. Until Stock is deemed delivered in accordance with Section 14(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d)    Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee or other person any right to continued employment or other service relationship with the Company or any Subsidiary.
(e)    Insider Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy and procedures, as in effect from time to time.
(f)    Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, then any grantee of an Award who is included among the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.
(g)    Forfeiture of Awards for Dishonesty. Notwithstanding anything to the contrary in the Plan or in any Award Agreement, if the Administrator determines, after full consideration of the facts presented on behalf of both the Company and a grantee of an Award, that the grantee has been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment by or performance of services for the Company or a Subsidiary that has damaged the Company or a Subsidiary in any way, or has disclosed trade secrets or other proprietary information of the Company or a Subsidiary or has otherwise violated the terms of his or her employment by, or any other agreement or understanding with, the Company or any Subsidiary, (i) the grantee shall forfeit all unexercised Options and/or unvested Restricted Stock, RSUs and SARs and all exercised Options and vested Restricted Stock, RSUs and SARs to the extent that the Company has not yet delivered or otherwise released the shares or other payments in question, (ii) the Company shall have the right to repurchase all or any part of the shares of Stock acquired by the grantee upon the earlier exercise of any Option or vesting of Restricted Stock or vesting of any RSU or SAR, at a price equal to the amount, if any, paid to the Company by the grantee upon the exercise of such Option, receipt of such Restricted Stock or vesting of such RSU or SAR,, and (iii) the Company shall have the right to recoup the full amount of all cash payments previously paid to the grantee under any vested RSU or SAR and to recoup the full amount of any profit realized by the grantee upon the sale of any Restricted Stock that has previously vested or any shares of Stock acquired upon the grantee’s earlier exercise of any Option or vesting of any RSU or SAR, which recoupment shall be reduced by an amount equal to the price, if any, paid to the Company by the grantee upon the earlier issuance of such Restricted Stock, exercise of such Option or vesting of such RSU or SAR. The decision of the Administrator as to the cause of a grantee’s discharge and the damage done to the Company or a Subsidiary shall be final, binding and conclusive. No decision of the Administrator, however, shall affect in any manner the finality of the discharge of a grantee by the Company or a Subsidiary.
SECTION 15.    EFFECTIVE DATE OF PLAN
The Plan shall become effective on the date on which it is adopted by the Board (the “Effective Date”), but no Award granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company’s shareholders. If such shareholder approval is not obtained within twelve months after the Effective Date, the Awards previously granted under the

Plan shall not vest and shall terminate and no Awards shall be granted under the Plan thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board; amendments requiring shareholder approval (as provided in Section 12) shall become effective when adopted by the Board, but no Award granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Award to a particular person) unless and until such amendment shall have been approved by the Company’s shareholders. If such shareholder approval is not obtained within twelve months of the Board’s adoption of such amendment, any Awards granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such Award to a particular grantee. Subject to this limitation, Awards may be granted under the Plan at any time during the period from and including the Effective Date through and including the day next preceding the tenth anniversary of the Effective Date.
SECTION 16.    GOVERNING LAW
The Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.